Exhibit 99.3

Helix Holdings, LLC

Unaudited Condensed Consolidated Financial Statements

and Independent Auditors’ Review Report

March 31, 2021 and 2020

Helix Holdings, LLC

Condensed Consolidated Financial Statements

(Unaudited)

CONTENTS PAGE

INDEPENDENT AUDITORS’ REVIEW REPORT

To the Members

of Helix Holdings, LLC

We have reviewed the accompanying condensed consolidated financial statements of Helix Holdings, LLC (a Delaware corporation) and Subsidiaries (collectively, the “Company”), which comprise the condensed consolidated balance sheet of as of March 31, 2021, and the related condensed consolidated statements of operations and members’ equity (deficit), and cash flows for the three-month periods ended March 31, 2021 and 2020, and the related notes.

Management’s Responsibility for the Financial Information

Management is responsible for the preparation and fair presentation of the condensed interim financial information in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control sufficient to provide a reasonable basis for the preparation and fair presentation of interim financial information in accordance with accounting principles generally accepted in the United States of America.

Auditors’ Responsibility

Our responsibility is to conduct our reviews in accordance with auditing standards generally accepted in the United States of America applicable to reviews of interim financial information. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial information as a whole. Accordingly, we do not express such an opinion.

Conclusion

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial information for it to be in accordance with accounting principles generally accepted in the United States of America.

Report on Condensed Consolidated Balance Sheet as of December 31, 2020

We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet of the Company as of December 31, 2020, and the related consolidated statements of operations and members’ equity, and cash flows for the year then ended (not presented herein); and in our report dated April 21, 2021, we expressed an unmodified audit opinion on those audited consolidated financial statements. In our opinion, the accompanying condensed consolidated balance sheet of the Company as of December 31, 2020, is consistent, in all material respects, with the audited consolidated financial statements from which it has been derived.

/s/ Friedman LLP

Marlton, New Jersey

August 12, 2021

1

Helix Holdings, LLC

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31,	December 31,
	2021	2020
ASSETS
Current Assets
Cash	$134,119	$57,577
Accounts receivable, net	65,154	98,805
Advance to an affiliate	-	76,905
Prepaid expenses and other current assets	37,083	19,707
Total Current Assets	236,356	252,994

Property and equipment, net	546,374	578,684
Finance lease right of use assets	93,810	99,928
Operating lease right of use assets	729,909	776,232
Investment in GG Circuit LLC	1,340,728	1,460,325
Investment in Helix eSports Academy, LLC	39,253	50,000
Other assets	65,740	65,765
Total Assets	$3,052,170	$3,283,928

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$22,983	$20,447
Accrued expenses and other current liabilities	362,785	365,555
Accrued payroll	68,718	85,896
Loans payable, current portion	81,390	61,243
Loans payable to affiliate, current portion	341,335	430,105
Working capital advance	800,000	400,000
Loan payable to member, current portion	242,792	175,792
Operating lease liability, current portion	229,256	225,939
Finance lease liability, current portion	41,867	41,032
Total Current Liabilities	2,191,126	1,806,009

Loans payable, noncurrent portion	160,111	72,609
Operating lease liability, noncurrent	685,856	740,578
Finance lease liability, noncurrent	82,149	92,936
Total Liabilities	3,119,242	2,712,132

Total Members’ Equity (Deficit)	(67,072)	571,796

Total Liabilities and Members’ Equity (Deficit)	$3,052,170	$3,283,928

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

2

Helix Holdings, LLC

Condensed Consolidated Statements of Operations and Members’ Equity (Deficit)

(Unaudited)

	For the Three Months Ended
	March 31,
	2021	2020
Revenues, net
Sales, net	$78,748	$130,976
Analytics income	65,000	80,000
Rental income and other income	154	22,405
Total Revenues, net	143,902	233,381

Costs and Expenses
Cost of sales	14,862	-
Operating expenses	467,046	350,300
General and administrative expenses	282,686	114,714
Research and development expenses	20,000	-
Total Costs and Expenses	784,594	465,014

Loss from Operations	(640,692)	(231,633)

Other Income (Expense)
Loss from equity investment	(130,344)	(166,413)
Gain on extinguishment of debt	15,553	-
Other income	61,779	-

Total Other Income (Expense), Net	(53,012)	(166,413)

Loss from Continuing Operations Before	(693,704)	(398,046)
Income Taxes

Income Tax Expense	-	-

Loss from Continuing Operations	(693,704)	(398,046)

Discontinued Operations
Loss from operations of discontinued Pro E-Sports Teams	-	(83,219)

Net Loss	(693,704)	(481,265)

MEMBERS’ EQUITY (DEFICIT)
Beginning of period (Units issued and
outstanding 17,000,000)	571,796	2,370,699

Members’ capital contributions	80,080	173,817
Members’ distributions	(25,244)	(13,418)

End of period (Units issued and outstanding 17,000,000)	$(67,072)	$2,049,833

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

Helix Holdings, LLC

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Three Months Ended
	March 31,
	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(693,704)	$(481,265)
Discontinued operations loss	-	83,219
Net loss from continuing operations	(693,704)	(398,046)
Adjustments to reconcile net loss from continuing operations to net cash flows used in operating activities
Depreciation and amortization expense	36,006	28,610
Loss in equity investment	130,344	166,413
Amortization of right of use asset	52,441	47,240
Accrued interest on finance lease with affiliate	2,723	2,293
Gain on extinguishment of debt	(15,553)	-
Change in operating assets and liabilities
Accounts receivable	33,651	39,084
Prepaid expenses and other current assets	(17,376)	54,373
Other assets	-	(58,686)
Accounts payable	2,536	(21,840)
Accrued expenses and other current liabilities	(2,770)	82,263
Accrued payroll	(17,178)	1,933
Operating lease liability	(54,128)	364
Net Cash Used in Operating Activities from Continuing Operations	(543,008)	(55,999)

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from repayment of an advance to an affiliate	76,905	-
Purchase of property and equipment	(3,670)	(226,087)
Net Cash Provided by (Used in) Investing Activities from Continuing Operations	73,235	(226,087)

CASH FLOWS FROM FINANCING ACTIVITIES
Members’ capital contributions	13,234	140,301
Members’ distributions	(25,244)	(13,418)
Proceeds from loans payable	123,202	14,472
Proceeds from loans payable from an affiliate	-	176,663
Principal payments of loans payable from affiliates, net	(21,924)	-
Payment of finance lease liability	(9,953)	-
Proceeds from loan payable from member	67,000	10,000
Proceeds from working capital advance	400,000	-
Net Cash Provided by Financing Activities from Continuing Operations	546,315	328,018

CASH FLOWS FROM DISCONTINUED OPERATIONS
Net Cash Used in Operating Activities from Discontinued Operations	-	(83,219)
Net Cash Flows Used in Discontinued Operations	-	(83,219)

Net Change in Cash	76,542	(37,287)

CASH
Beginning of period	57,577	356,579

End of period	$134,119	$319,292

Supplementary Cash Flow Information
Cash paid for interest	$10,004	$10,950
Supplemental Non-Cash Investing and Financing Activities
Noncash contribution of equipment from members	$-	$33,516
Conversion of loan payable from affiliate to equity	$66,846	$-
Recognition of financing right of use assets and liabilities	$-	$122,361
Paycheck Protection Program loan forgiveness	$15,553	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS

Helix Holdings, LLC and its subsidiaries (herein collectively referred to as the “Company”) are engaged in e-sports industry, providing gaming centers, developing software for gaming companies and developing an online application for sport wagering on e-sports. The Company operates three gaming centers located in Freehold, New Jersey, North Bergen, New Jersey and Foxboro, Massachusetts.

On January 8, 2021, the members and shareholders of Helix E-Sports LLC, Helix Opportunity Zone Fund I, LLC, Team Genji, Inc., Saber VR LLC, LANduel, LLC, and other subsidiaries (collectively, referred to as the “Helix Group”) agreed to form Helix Holdings, LLC, through membership/stock swap transactions, (herein referred to as the “Merger”). The Merger was accounted for as a reverse recapitalization. Under reverse capitalization accounting, the Helix Group is recognized as the accounting acquirer, and Helix Holdings, LLC is the legal acquirer or accounting acquiree. As such, following the Merger, the historical financial statements of the Helix Group are treated as the historical financial statements of the combined company.

Helix Holdings, LLC (the “Helix Holding”), is a limited liability company established under the laws of the State of Delaware on May 18, 2020. Helix Holding is the parent holding company with no operations. Management has authorized and issued 17,000,000 membership units as of March 31, 2021 and December 31, 2020. Members’ liability is limited to their share of equity plus any debt for which a personal guarantee has been given. Under the terms of the Helix Holdings, LLC operating agreement, its existence is perpetual.

Helix E-Sports LLC (“Helix eSports”) is a limited liability company established under the laws of the State of Delaware on May 31, 2018 and is wholly owned subsidiary of Helix Holding. Helix eSports is principally engaged in the e-sport industry, providing gaming center in North Bergen, New Jersey where users will pay for time to play video games on state-of-the art equipment. On November 10, 2020 Helix eSports transferred their ownership in their e-sports team to new formed company, Team Oxygen LLC (“Oxygen”), an affiliate, discussed further in Note 4 discontinued operations and Note 12 related party transactions.

Helix Opportunity Zone Fund I LLC, (the “HOZF”) is a limited liability company established under the laws of the State of Delaware on February 7, 2019. HOZF is a wholly owned subsidiary of Helix eSports and has no operations during the three months ended March 31, 2021 and 2020.

Helix Foxboro LLC (“Helix Foxboro”) is a limited liability company established under the laws of the State of Delaware on November 12, 2019 and is a wholly owned subsidiary of Helix eSports. Helix Foxboro is principally engaged in the e-sport industry, providing gaming center in Foxboro, Massachusetts where users will pay for time to play video games on state-of-the art equipment. Helix Foxboro opened on February 28, 2020.

SPJ Foxboro LLC (“SPJ Foxboro”) is a limited liability company established under the laws of the State of Delaware on November 12, 2019 and is a wholly owned subsidiary Helix eSports. SPJ Foxboro is principally engaged in the restaurant industry, serving food and beverages for players playing games in the Helix Foxboro gaming center. SPJ Foxboro opened on February 28, 2020.

5

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

Team Genji, Inc.(“Genji”) is a corporation under the laws of the State of Delaware on April 26, 2018 and is a wholly owned subsidiary of Helix Holding. Genji is principally engaged in data analytics, developing software and applications for tournaments hosted by large video game software companies. Genji also has an e-sports pro team that competes in e-sports tournaments. On November 10, 2020, Genji transferred their ownership in their e-sports team to Oxygen, an affiliate, discussed further in Note 4 discontinued operations and Note 12 related party transactions.

Saber VR LLC (“Saber”) is a limited liability company established under the laws of the State of New Jersey on April 20, 2018 and is a wholly owned subsidiary of Helix Holding. Saber is principally engaged in the e-sport industry, providing gaming center in Freehold, New Jersey where users will pay for time to play video games on state-of-the art equipment. Saber opened a new facility in Lakewood, New Jersey in January 2021.

LANduel LLC (“LANduel”), is a limited liability company established under the laws of the State of Delaware on October 25, 2019 and is a wholly owned subsidiary of Helix Holding. LANduel is developing an online application for sport wagering on e-sports.

Helix Holdings, LLC Purchase Agreement

On January 22, 2021, the Company entered into an equity purchase agreement (the “Helix Purchase Agreement”), by and among the equity holders of the Company, and Esports Entertainment Group, Inc. corporation incorporated under the laws of Nevada (“EEG”), whereby the Company will be acquired by EEG for all of the issued and outstanding membership units of the Company, making Helix Holding a wholly owned subsidiary of EEG.

As consideration for the Company’s Units, EEG agreed to pay the Company’s Equity Members $17,000,000 (the “Helix Purchase Price”), to be paid fifty percent (50%) in shares of common stock of EEG, par value $0.001 per share (the “Common Stock”) (the “Helix Share Consideration”), and fifty percent (50%) in cash (the “Helix Cash Consideration”). The Closing under the Helix Purchase Agreement was subject to the simultaneous closing under an equity purchase agreement (the “GGC Purchase Agreement”) among the Company, ggCircuit LLC, an Indiana limited liability (“GGC”) and the equity holders of GGC (the “GGC Equity Holders”). The Closing was also subject to (i) the completion of an opinion (the “Fairness Opinion”) respecting the fairness of the consideration to be paid by EEG an received by the Helix Holdings’ Equity Holders and the GGC Equity Holders pursuant to the Helix Purchase Agreement and the GGC Purchase Agreement from a financial point of view; (ii) an audit, as of and for the two years ending December 31, 2020 and 2019, of the Company; and (iii) the approval of EEG’s shareholders to the issuance of the Helix Share Consideration in satisfaction of NASDAQ Rule5635(a).

In connection with the negotiation of the Helix Purchase Agreement, EEG advanced an aggregate of $400,000 (see Note 9) to Helix during 2020 in the form of loans (the “Helix Loans”). Upon execution of the Helix Purchase Agreement, EEG paid Helix an additional $400,000 to be used for operating expenses pending the Closing (the “Operating Expense Payments”). If the Closing took place on or prior to May 14, 2021, EEG would receive a full credit against the Helix Purchase Price for the Helix Loans and if the Closing took place prior to April 30, 2021 EEG would receive a full credit against the Helix Purchase Price for the Operating Expense Payments. If Closing took place after April 30, 2021, but on or prior to May 14, 2021, EEG would receive a credit against the Helix Purchase Price for 60% of the Operating Expense Payments. If the transaction did not close, depending on the reason, a portion of the Helix Loans and the Operating Expense Payments would have been forgiven.

The Helix Purchase Agreement contains customary representations, warranties, covenants, indemnification, and other terms for transactions of a similar nature.

6

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

1.	ORGANIZATION AND DESCRIPTION OF BUSINESS (continued)

Amendment to Helix Purchase Agreement

On May 21, 2021, the Company and EEG amended the Helix Purchase Agreement pursuant to Amendment No. 1 to the Equity Purchase Agreement (the “Helix Amendment”) to, among other things, (A) update Exhibit A thereto, (B) provide for an additional indemnifiable event by the Helix Equity Holders under Section 10.02 of the Helix Purchase Agreement with respect to post-closing pre-mature departures of certain key employees of Helix, (C) extend the End Date (as defined in the Helix Purchase Agreement) to June 3, 2021, (D) provide for a non-refundable operating expense payment to Helix in the amount of $100,000; provided, however, that if the transaction does not close on or before June 1, 2021, EEG is required to make an additional non-refundable payment in the amount of $100,000 to the Company, (E) increase the amount of the Purchase Price (as defined in the Helix Purchase Agreement) to be paid in cash from $8,500,000 to $10,000,000 and reduce the amount of the Purchase Price to be paid in stock from $8,500,000 to $7,000,000, and (F) change the Stock Payment (as defined in the Helix Purchase Agreement) calculation from a variable formula to a fixed price formula, resulting in $7,000,000 of the Purchase Price being payable to the Helix Equity Holders in shares of the Company’s common stock contractually valued at $13.25 per share (528,302 shares).

Helix Holdings, LLC Purchase Agreement Closing

On June 1, 2021, EEG, the Company and the Company Equity Holders, having met all conditions precedent in the Helix Purchase Agreement, consummated the closing for the Helix Units (the “Helix Closing”). Pursuant to the Helix Purchase Agreement, as consideration for the Helix Units, EEG paid the Company Equity Holders at the Helix Closing: (i) $10,000,000 in cash (the Helix Cash Consideration) and $7,000,000 in stock (the Helix Stock Consideration) through the issuance of 528,302 shares of the EEG’s common stock, par value $0.0001 per share. In connection with the Helix Cash Consideration, EEG received credit for certain loans and operating expense payments made by EEG to the Company during 2020 and 2021 (see Note 9).

2.	LIQUIDITY AND GOING CONCERN

The unaudited condensed consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern. The Company has incurred losses since inception. For the three months ended March 31, 2021 and 2020, the Company had a net loss of $693,704 and $481,265, and net cash used in operations from continuing operations of $543,008 and $55,999, respectively. As of March 31, 2021 and December 31, 2020, the Company had members’ equity (deficit) of $(67,072) and $571,796, respectively. The Company was acquired by EEG on June 1, 2021 (see Note 1). EEG is expected to provide the necessary liquidity required to pay for operating costs and continue to finance business activities. Based on the cash generated from operations, available cash, and liquidity expected to be provided by EEG, the Company expects to have available funds to satisfy its current obligations to continue operations. The going concern as of December 31, 2020 has been alleviated due to the acquisition by EEG.

7

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

2.	LIQUIDITY AND GOING CONCERN (continued)

COVID-19

The outbreak of the 2019 coronavirus disease (COVID-19), which was declared a global pandemic by the World Health Organization on March 11, 2020, and the related responses by public health and governmental authorities to contain and combat its outbreak and spread, adversely affected workforces, economies, and financial markets globally. Due to outbreak of COVID-19, esports gaming centers have experienced negative effects and noticeable disruptions from COVID-19 related restrictions. The ultimate impact of the COVID-19 pandemic on the Company’s operations is unknown and new information may emerge concerning the COVID-19 pandemic which may result in continued negative effects to the esports industry.

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principals of Consolidation

The Company’s unaudited condensed consolidated financial statements are prepared in accordance with U.S. GAAP. The unaudited condensed consolidated financial statements include the financial statements of Helix Holding and its subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

Unaudited Interim Condensed Consolidated Financial Statements

The unaudited condensed consolidated financial statements have been prepared on the same basis as the audited annual financial statements, and, in the opinion of management, include all adjustments consisting of only normal recurring adjustments necessary for the fair statement of the Company’s financial position as of March 31, 2021 and its results of operations and cash flows for the three months ended March 31, 2021 and 2020. The financial data and other financial information disclosed in the notes to these condensed consolidated financial statements related to the three-month periods are also unaudited. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the results expected for the full fiscal year or any other period. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and the related notes as of and for the year ended December 31, 2020.

Variable Interest Entities

In accordance with Accounting Standards Codification 810, the Company considers certain affiliates to be Variable Interest Entities (“VIE”). Generally, a VIE is an entity with one or more of the following characteristics: (a) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support; (b) as a group, the holders of the equity investment at risk lack (i) the ability to make decisions about an entity’s activities through voting or similar rights, (ii) the obligation to absorb the expected losses of the entity, or (iii) the right to receive the expected residual returns of the entity; or (c) the equity investors have voting rights that are not proportional to their economic interests and substantially all of the entity’s activities either involve, or are conducted on behalf of, an investor that has disproportionately few voting rights.

8

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Variable Interest Entities (continued)

In October 2018, the Financial Accounting Standards Board issued Accounting Standards Update (“ASU”) No. 2018-17, Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities (“ASU 2018-17”). ASU 2018-17 permits a private company (the reporting entity) to elect an alternative not to apply variable interest entity (“VIE”) guidance if (a) the reporting entity and the legal entity are under common control; (b) the reporting entity and the legal entity are not under common control of a public business entity; ( c) the legal entity under common control is not a public business entity; and ( d) the reporting entity does not directly or indirectly have a controlling financial interest in the legal entity when considering the General Subsection of Topic 810. The Company determined certain affiliates meet all the criteria of ASU 2018-17 and have elected not to evaluate these entities for potential consolidation. As March 31, 2021 and December 31, 2020 the Company’s loss exposure is $0 and $76,905, respectively.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the unaudited condensed consolidated financial statements and reported amounts of revenue and expenses during the reporting period. Due to the uncertainty of factors surrounding the estimates or judgments used in the preparation of the unaudited condensed consolidated financial statements, actual results may materially vary from these estimates.

Cash

The Company considers all highly liquid investment instruments with an original maturity of three months or less from the original date of purchase to be cash equivalents. As of March 31, 2021 and December 31, 2020, the Company had no cash equivalents. The Company maintains its checking accounts with a major financial institution. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) and may, at times, exceed the federal insurance limits. As of March 31, 2021 and December 31, 2020, there was no balance in excess of the FDIC limits.

Accounts Receivable

Accounts receivable are recognized and carried at original invoiced amount less an estimated allowance for uncollectible accounts. The Company usually grants credit to customers with good credit standing with a maximum of 90 days and determines the adequacy of the allowance for doubtful accounts based on individual account analysis and historical collection trends. The Company establishes a provision for doubtful receivables when there is objective evidence that the Company may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual exposures. The provision is recorded against accounts receivable balances, with a corresponding charge recorded in the unaudited condensed consolidated statements of operations and members’ equity. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. No allowance was considered necessary as of March 31, 2021 and December 31, 2020.

9

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost, reduced by accumulated depreciation and amortization. Depreciation and amortization expense related to property and equipment is computed using the straight-line method based on estimated useful lives of the assets, or in the case of leasehold improvements, the shorter of the initial lease term or the estimated useful life of the improvements. The useful life and depreciation method are reviewed periodically to ensure that the method and period of depreciation are consistent with the expected pattern of economic benefits from items of property and equipment. The estimated useful lives of depreciation and amortization of the principal classes of assets are as follows:

Useful life
Computers	3 - 5 years
Equipment and furniture	5 - 7 years
Leasehold improvements	Lesser of useful life and lease term

Leases

The Company has entered into leases for gaming centers in November 2019 and gaming equipment in February 2020 resulting in the recognition of an operating lease right-of-use asset and operating lease liability, and financing lease right-use-asset and financing lease liability, respectively. The Company measures the ROU assets and liabilities based on the present value of the future minimum lease payments over the lease term at the commencement date. Minimum lease payments include the fixed lease and non-lease components of the agreement, as well as any variable rent payments that depend on an index, initially measured using the index at the lease commencement date.

The minimum payments under operating leases are recognized on a straight-line basis over the lease term in the unaudited condensed consolidated statements of operations and members’ equity (deficit). Operating lease expenses related to variable lease payments are recognized as operating expenses in a manner consistent with the nature of the underlying lease and as the events, activities, or circumstances in the lease agreement occur. Leases with a term of less than 12 months (“short-term leases”) are not recognized on the unaudited condensed consolidated balance sheets. The rent expense for short-term leases is recognized on a straight-line basis over the lease term and included in general and administrative expense on the unaudited condensed consolidated statements of operations and comprehensive loss.

The accounting for leases requires management to exercise judgment and make estimates in determining the applicable discount rate, lease term and payments due under a lease. If a lease does not provide an implicit rate, the Company uses the incremental borrowing rate to determine the present value of future lease payments. The lease term includes the non-cancellable period of the lease plus any additional periods covered by either an option to extend (or not terminate) that the Company is reasonably certain to exercise, or an option to extend (or not to terminate) a lease controlled by the lessor. Lease payments are generally comprised of fixed payments.

10

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

The Company assesses its long-lived assets, including property, equipment, and right of use assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable. Factors which may indicate potential impairment include a significant underperformance relative to the historical or projected future operating results or a significant negative industry or economic trend. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by that asset. If impairment is indicated, a loss is recognized for any excess of the carrying value over the estimated fair value of the asset. The fair value is estimated based on the discounted future cash flows or comparable market values, if available. The Company did not record any impairment loss during March 31, 2021 and December 31, 2020.

Revenue Recognition for Contracts with Customers

The Company has multiple sources of revenue streams. The company operates three e-sport gaming centers, provides software development and data analytics, mobile application development, e-sport gaming room rentals, and had owned and operated professional e-sports teams.

The Company recognizes revenue when its performance obligations with its customers have been satisfied. At contract inception, the Company determines if the contract is within the scope of Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, and then evaluates the contract using the following five steps: (1) identify the contract with the customer; (2) identify the performance obligations; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations; and (5) recognize revenue when (or as) the entity satisfies a performance obligation. The Company only recognizes revenue to the extent that it is probable that a significant revenue reversal will not occur in a future period.

Sales, Net

E-Sport Gaming Centers - The Company operates three e-sport gaming centers, providing customers the ability to play video games on state-of-the-art equipment, and purchase food and beverages. Customers purchase time to play on the state-of-the-art equipment. Revenue for the game time and sale of the food and beverages are recognized at the point of sale using their point of sale system (“POS”). Total e-sports gaming centers revenue reported on the unaudited condensed consolidated statements of operations and members’ equity for the three months ended March 31, 2021 and 2020 totaled $78,748 and $130,976, respectively. The Company also sells gift certificates to be used at a later time. The revenue is not recognized until the gift card is redeemed. Gift certificates liability is reported on the unaudited condensed consolidated balance sheets in the accrued expenses and other current liabilities totaling $578 and $608, as of March 31, 2021 and December 31, 2020, respectively.

Analytics Income

Software Development and Data Analytics - The Company has contracts with software companies to provide talent data analytics and related esports services, which include analytic development, other related services to develop software and applications for tournaments, to provide data support, data gathering, gameplay analysis and reporting which includes talent analytics and related esports services, including analytic development, data analysis, survey design, interview services, player dossiers, and expert services. The Company can recognize

11

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Analytics Income (continued)

revenue over the life of the contract, utilizing the Output Method, as defined in ASC 606, which recognizes revenue on the basis of direct measurements of the value to the customer of the goods or services transferred to date relative to the remaining goods or services promised under the contact. The Company elected to use the right to invoice practical expedient and recognize revenue based on the amounts invoiced. The payment terms and conditions vary by contract; however, the Company’s terms generally require payment within 30 to 60 days from the invoice date. Total software development and data analytics income reported on the unaudited condensed consolidated statements of operations and members’ equity (deficit) for three months ended March 31, 2021 and 2020 totaled $65,000 and $80,000, respectively.

E-Gaming Room Rental

For the three months ended March 31, 2021 and 2020, Helix eSports rented a room and equipment at the North Bergen, NJ location to visiting e-sports teams to participate in tournaments. The rental is short-term room rental, and included within the rental income and other income on the unaudited condensed consolidated statements of operations and members’ equity for the three months ended March 31, 2021 and 2020 was $0 and $22,405, respectively. The company recognizes revenue when the customer uses the facility per the contract. The payment terms and conditions vary by contract; however, the Company’s terms generally require payment within 30 to 60 days from the invoice date.

Professional E-Sports Team (Discontinued Operations)

For the three months ended March 31, 2020, the Company owned and operated a professional e-sports teams that competed in tournaments for cash prizes. The Company had agreements with some of their players where the Company is to receive a 10% of the players’ winnings from each tournament. The Company also had contracts with their players stating that the players’ prize belongs to the Company. Revenue was recognized after the tournament was over and the player was in a cash prize standing. The payment terms and conditions vary by tournament; however, the terms generally require payment within 30 to 60 days from the end of the tournament date. Total revenue and expenses for the professional e-sports teams is reported in the discontinued operations section on the unaudited condensed consolidated statements of operations.

Practical Expedients

The Company has elected the significant financing component practical expedients in applying ASC 606. Accordingly, the Company does not adjust the promised amount of consideration for the effects of a significant financing component as the Company expects, at contract inception, that the period between when the entity transfers a promised good or service to a customer and when the customer pays for that good or service will be one year or less.

Using the practical expedient under ASC 340-40-25-4, the Company recognizes the incremental costs of obtaining a contract as an expense when incurred since the amortization period of the asset that the Company otherwise would have recognized is one year or less. The Company also elected the practical expedient for the portfolio approach, allowing contracts with similar characteristics and impacts to the unaudited condensed consolidated financial statements to be evaluated together.

12

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Sales Tax

The Company excludes from the measurement of the transaction price all taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction and collected by the Company from the customer.

Equity Method Investment

When the Company can exert significant influence over, but does not control, the investee’s operations, through voting rights or representation on the investee’s board of directors, the Company accounts for the investment using the equity method of accounting. The Company records its share in the investee’s earnings and losses in the unaudited condensed consolidated statements of operations and members’ equity (deficit). The Company assesses its investment for other-than-temporary impairment when events or changes in circumstances indicate that the carrying amount of the investment might not be recoverable and recognize an impairment loss to adjust the investment to its then-current fair value. The Company has not recognized any impairment during the three months ended March 31, 2021 and 2020.

Advertising Costs

Advertising costs are expensed as incurred, reported on the unaudited condensed consolidated statements of operations and members’ equity within the operating expenses totaling $2,318 and $38,469 for the three months ended March 31, 2021 and 2020, respectively.

Income Taxes

The Company is subject to income taxes on an entity basis on income arising in or derived from the tax jurisdiction in which each entity is domiciled. Helix Holdings, LLC, Helix eSports, HOZF, Saber, LANduel, Helix Foxboro, and SPJ Foxboro are all taxed as partnerships under the provision of the Internal Revenue Code. Under those provisions, these companies do not pay federal corporate income taxes on its taxable income. Instead, the members are liable for individual federal and state income taxes on their respective ownership percentage. Team Genji is taxed as a corporation under the provision of the Internal Revenue Code. Under this provision, Team Genji is subjected to the maximum federal corporate tax rate of 21% for tax years 2021 and 2020, respectively.

As of March 31, 2021 and December 31, 2020, Team Genji had net operating loss carryforwards totaling approximately $866,000 and $885,000, respectively, for Federal Income Tax purposes. The Company experienced an “ownership change” within the meaning of Section 382(g) of the Internal Revenue Code of 1986, as amended, during the 1st quarter of 2021. The ownership change has and will continue to subject the Company’s pre-ownership change net operating loss carryforwards to an annual limitation, which will significantly restrict its ability to use them to offset taxable income in periods following the ownership change.

13

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes (continued)

The Company accounts for income taxes in accordance with ASC 740, “Income Taxes,” which requires the Company to use the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted statutory tax rates applicable to future years to differences between financial statement carrying amounts and the tax bases of existing assets and liabilities and operating loss and tax credit carryforwards. Under this accounting standard, the effect on deferred income taxes of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized if it is more likely than not that some portion, or all of, a deferred tax asset will not be realized. As of March 31, 2021 and December 31, 2020, the Company had deferred tax assets totaling approximately $182,000 and $186,000, respectively, and a deferred tax asset valuation allowance of approximately $182,000 and $186,000, respectively.

U.S. GAAP requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

The Company believes that its tax positions comply in all material respects with applicable tax law. However, tax law is subject to interpretation, and interpretations by taxing authorities could be different from those of the Company, which could result in the imposition of additional taxes.

The Company’s tax returns since 2018 to 2020 are still subject for examination by taxing authorities.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Periodically, the Company maintains deposits in accredited financial institutions in excess of federally insured limits. The Company deposits its cash in financial institutions that it believes have high credit quality and are not exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships, and has not experienced any losses on such accounts. At March 31, 2021 and December 31, 2020, all of the Company’s cash was held at four accredited financial institutions.

For the three months ended March 31, 2021 and 2020, the Company received 45% and 34%, respectively, of the revenue reported on the unaudited condensed consolidated statements of operations and members’ equity (deficit) from one customer.

Research and Development Expenses

Research and development costs consist primarily of costs incurred in connection with the development of LANduel sport wagering online application. Research and development costs are expensed as incurred.

14

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

3.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recently issued accounting standards

In June 2016, the FASB issued ASU 2016-13, Financial Instruments – Credit Losses (Topic 326). This ASU addresses the measurement of credit losses on financial statements in response to the global financial crisis in 2008 and requires issuers to realize current expected credit losses on assets not accounted for at fair value through net income. This can affect financial instruments such as loans, off-balance-sheet credit exposures, and reinsurance receivables. This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s consolidated financial statements.

In August 2018, the FASB issued ASU 2018-15, Intangibles-Goodwill and Other- Internal-Use Software (Subtopic 350-40). This ASU addresses customer’s accounting for implementation costs incurred in a cloud computing arrangement that is a service contract and adds certain disclosure requirements related to implementation costs incurred for internal-use software and cloud computing arrangements. The amendment aligns the requirements for capitalizing implementation costs incurred in a hosting arrangement that is a service contract with the requirements for capitalizing implementation costs incurred to develop or obtain internal-use software (and hosting arrangements that include an internal-use software license). This ASU is effective for fiscal years beginning after December 15, 2020, and interim periods within annual periods beginning after December 15, 2021, with early adoption permitted. The amendments in this ASU can be applied either retrospectively or prospectively to all implementation costs incurred after the date of adoption. The Company is evaluating the effect of adopting this new accounting guidance to determine the impact it may have on the Company’s consolidated financial statements.

In December 2019, FASB issued ASU 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes. This update simplifies the accounting for income taxes by removing exceptions regarding intra-period tax allocation of losses and recognition of deferred tax liabilities for equity method investments of a foreign subsidiary. The update aims to put out black and white requirements regarding franchise tax, step up in basis of goodwill, allocation of deferred tax expenses to legal entities in separate financial statements, and the reflection of change in tax laws or rates in annual effective tax rate computation. This update is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the impact of this update on its consolidated financial statements and related disclosures.

4.	DISCONTINUED OPERATIONS

On November 10, 2020, Team Genji and Helix eSports entered into an asset transfer agreement to sell their e-sports pro teams to Oxygen, a related party, for $100. Team Genji and Helix eSports collected all of the e-sports teams’ revenue and paid expenses after the asset transfer on behalf of Oxygen from November 11, 2020 through March 31, 2021. As discussed in Note 12 related party transactions, the Company has a payable to an affiliate as of March 31, 2021 and an advance to an affiliate as of December 31, 2020, with Oxygen.

15

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

4.	DISCONTINUED OPERATIONS (continued)

The following table contains additional information concerning the Company’s e-sports pro teams’ operations.

	For the Three Months
	Ended March 31,
	2021	2020
Revenues, net	$-	$11,704
Total Revenues, net	-	11,704

Costs and Expenses
Operating expenses	-	94,923
Total Costs and Expenses	-	94,923
Net Loss	$-	$(83,219)

There are no assets and liabilities related to the discontinued operations.

5.	PROPERTY AND EQUIPMENT, NET

Property and equipment, net consisted of the following:

	As of	As of
	March 31,	December 31,
	2021	2020
Computers	$294,475	$294,475
Equipment and furniture	190,882	187,212
Leasehold improvements	275,079	272,038
Subtotal	760,436	753,725
Construction in progress	-	3,040
Less: Accumulated depreciation and amortization	(214,062)	(178,081)
Property and Equipment, Net	$546,374	$578,684

Depreciation and amortization expense was $36,006 and $28,610 for the three months ended March 31, 2021 and 2020, respectively.

As of December 31, 2020, construction in progress represents cost of construction for the new space for Saber, which was completed and placed into service in January 2021.

6.	EQUITY METHOD INVESTMENTS

GG CIRCUIT LLC

During 2018 Helix eSports invested $1,250,000 into GG Circuit LLC (“GG Circuit”) 20% ownership. GG Circuit is a progressive e-sport services company that helps e-sport centers around the globe successfully run their businesses. With next-generation, cloud-based management software solution, ggLeap, centers are able to run

16

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

6.	EQUITY METHOD INVESTMENTS (continued)

games, as well as run their own local tournaments. They also offer a year-round schedule of official ggChampions managed events and tournaments for the most popular esports games of today principally engaged in the e-sports industry. During 2019 Helix eSports invested $1,100,000 to increase their ownership to 28%. Helix eSports’ share of the net loss from GG Circuit is reported in the unaudited condensed consolidated statements of operations and members’ equity (deficit) as loss from equity investment reporting $119,597 and $166,413 for the three months ended March 31, 2021 and 2020, respectively.

7.	JOINT VENTURE

HELIX ESPORTS ACADEMY, LLC

In November 2020, Helix eSports and Rhombus Group, LLC (“Rhombus”) entered into an operating agreement (“Academy Operating Agreement”) to form a joint venture, Helix eSports Academy, LLC (“Helix Academy”), for the purpose to develop and operate e-sports centers, establish and operate e-sports academies. Helix eSport’s share of the net loss from Helix Academy is reported in the unaudited condensed consolidated statements of operations and members’ equity (deficit) as loss from equity investment reporting $10,747 and $0 for the three months ended March 31, 2021 and 2020, respectively.

On February 18, 2021, Helix eSports entered into a trademark license agreement with Helix Academy. In the agreement Helix eSports is granting Helix Academy exclusive right to use the Helix eSports trademark in connection with the ordinary course of business. Helix Academy agrees to pay Helix eSports an annual license fee equal to 2% of Helix Academy’s gross revenue. For the three months ended March 31, 2021 and 2020, total license fee income reported in the unaudited condensed consolidated statements of operations and members’ equity (deficit) $154 and $0.

8.	LOANS PAYABLE

During 2020, 2019, and 2018 Saber had a revolving six-month loan with Square Inc. The loan had a variable interest rate between 12% - 17% annually. Payments were deducted monthly from the merchant credit card sales processed through Square’s point of sale application. As of March 31, 2021 and December 31, 2020, Saber had a principal balance of $23,560. The Square loans as of March 31, 2021 and December 31, 2020 mature on August 3, 2021. One of the Company’s members assumed this loan personally, as of the sale date of June 1, 2021.

During 2020 Saber received a lease incentive for signing a new lease to be used to build out a new gaming center (see Note 10). The lease incentive is non-interesting bearing and payable on demand if not used for the build out. As of March 31, 2021 and December 31, 2020, Saber had a principal balance of $13,400.

17

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

8.	LOANS PAYABLE (continued)

New Jersey Economic Development Authority Loan Payable

During 2020, Helix eSports and Saber received proceeds of from the New Jersey Economic Development Authority (“NJEDA”) Small Business Emergency Assistance Loan Program. This program provided working capital loans of up to $100,000 to businesses with less than $5 million in revenues. Loans made through the program will have ten-year terms with zero percent for the first five years, then resetting to the EDA’s prevailing floor rate (capped at 3.00%) for the remaining five years. The funds have restrictions related to their use in certain types of activities. The Company may apply for forgiveness of amounts due under the loan, with the amount of potential loan forgiveness to be calculated in accordance with the requirements of the NJEDA based on payroll costs. As of March 31, 2021 and December 31, 2020, the outstanding principal balance for Helix eSports and Saber is $15,000 and $9,000, respectively. As mentioned in Note 1, the Company’s Equity Holders are selling their membership interest in the Company to EEG, this transaction would cause the Company to be in default of the loan. The Company expects to have this loan forgiven but is in default as of the sale date, June 1, 2021.

Paycheck Protection Program Loans

On April 21, 2020, Helix eSports, entered into an original loan agreement with Old Dominion Bank as the lender (“Lender”) for a loan in an aggregate principal amount of $42,339 (the “loan”) pursuant to the Paycheck Protection Program (the “PPP”) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and implemented by the U.S. Small Business Administration (the “SBA”). The Lender has security interest in all assets of Helix eSports. Helix eSports applied for forgiveness in March 2021 and received acknowledgement full forgiveness of the principal and accrued interest as of April 20, 2021. As of March 31, 2021 and December 31, 2020, Helix eSports had a principal balance of $42,339 and $42,339, respectively.

On March 1, 2021 Helix eSports, entered into an original loan agreement with Old Dominion Bank as the lender for a loan in an aggregate principal amount of $107,754 pursuant to the Paycheck Protection Plan Round 2 (“PPP2”) under the Consolidated Appropriations Act, 2021 and by the SBA. As of March 31, 2021 and December 31, 2020, Helix eSports had a principal balance of $107,754 and $0. Under the term of the loans, the Company is in default, due to the sale and change in ownership. The Company has applied for forgiveness and is expecting the loan to be forgiven.

On May 1, 2020 Saber, entered into an original loan agreement with Chase Bank as the lender for a loan in an aggregate principal amount of $15,553 pursuant to the PPP under the CARES Act and by the SBA. As of March 24, 2021, Saber received full forgiveness of the principal and accrued interest and reported as a gain on extinguishment of debt on the unaudited condensed consolidated statements of operations and members’ equity (deficit).

On March 16, 2021 Saber, entered into an original loan agreement with Chase Bank as the lender for a loan in an aggregate principal amount of $15,447 pursuant to PPP2 under the Consolidated Appropriations Act, 2021 and by the SBA. As of March 31, 2021 and December 31, 2020, Saber had a principal of $15,447 and $0. Under the term of the loans, the Company is in default, due to the sale and change in ownership. The Company has applied for forgiveness and is expecting the loan to be forgiven.

18

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

8.	LOANS PAYABLE (continued)

Paycheck Protection Program Loans (continued)

Loans issued prior to June 5, 2020, mature in two years and bears interest at a rate of 1% per year. Loans issued after June 5, 2020 mature in five years and bears interest at a rate of 1% per year. All payments deferred through the six-month anniversary of the date of the loan. Principal and interest are payable monthly commencing on November 1, 2020, May 18, 2022, and June 3, 2022 and may be prepaid by the Company at any time prior to maturity without penalty. The Company may apply for forgiveness of amounts due under the loan, with the amount of potential loan forgiveness to be calculated in accordance with the requirements of the PPP based on payroll costs, any mortgage interest payments, any covered rent payments and any covered utilities payments during the 8-24 week period after the origination date of the loan. The Company utilized the proceeds of the loans for payroll and other qualifying expenses, but there can be no assurances that any portion of the loan will be forgiven. As mentioned in Note 1, the Company’s Equity Holders sold their membership interest in the Company to EEG, this transaction cause the Company to be in default of the loans. The Company has received forgiveness for PPP loans and expects full forgiveness for PPP2 loans.

Economic Injury Disaster Loans

On April 14, 2020, Helix Foxboro entered into a promissory note agreement with the SBA as the lender (“Lender”) for a loan in an aggregate principal amount of $15,000 (the “loan”) pursuant to its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the principal amount of the EIDL Loan is up to $150,000, with proceeds to be used for working capital purposes. Payments to the loan will begin twelve (12) months from the date of the promissory notes. The balance of principal and interest will be payable thirty (30) years from the date of the promissory note. Interest will accrue at the rate of 3.75% per annum and will accrue only on funds advanced from date(s) of each advance. As mentioned in Note 1, the Company’s Equity Holders are selling their membership interest in the Company to EEG, this transaction would cause the Company to be in default of the loan. The Company paid the loan balance at the closing on June 1, 2021, as discussed in Note 1.

The chart below is the summary of the loans payable reported on the unaudited condensed consolidated balance sheets as of:

	March 31,	December 31,
	2021	2020
Square loan payable	$23,560	$23,560
NJEDA payable	24,000	24,000
PPP loans payable	165,541	57,892
EIDL payable	15,000	15,000
Lease incentive payable	13,400	13,400
	$241,501	$133,852

19

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

8.	LOANS PAYABLE (continued)

The chart below is the aggregate maturities of the loans payable for the next five years and thereafter are payable as follows as of March 31,2021:

Year Ending December 31,:	Amount
Remainder of 2021	$81,390
2022	17,295
2023	27,290
2024	27,548
2025	27,811
Thereafter	60,167
241,501
Less: current portion	(81,390)
Total	$160,111

9.	WORKING CAPITAL ADVANCE

As discussed in Note 1, the Company signed a purchase agreement to sell Helix Holdings membership units to EEG. Pursuant to this transaction, EEG advanced $400,000 to the Company as working capital and an initial deposit on the sale. During 2020, the Company received $400,000 in advance proceeds. The advances shall be evidenced by a zero-interest Promissory Note, in a form to be mutually agreed upon by the Company and EEG. In connection with the Helix Closing, the closing did not take place by May 14, 2021; however, the outstanding balance of the working capital advance totaling $400,000 was credited to EEG as a reduction to the purchase price upon Closing.

In January 2021, in connection with the Operating Expense Payments (see Note 1), the Company entered into a Promissory Note with a principal amount of $400,000. In addition to the credit terms stated in Note 1, in the event that the Helix Purchase Agreement is terminated prior to Closing by EEG for Cause, or by the Company or the Company Holders, other than by reason of the Closing not having taken place on or prior to May 14, 2021, EEG will be entitled to repayment of 100% of the Principal Amount. Any required repayments to EEG resulting from a termination of the Helix Purchase Agreement prior to Closing, as provided immediately above, will be payable to EEG upon the earlier of (i) the consummation of a debt or equity financing in the aggregate amount of not less than $3.0 million by an Acquired Company, and (ii) January 26, 2022. The Promissory Note bears no interest, except default interest at the rate of 6.5% per annum until paid, triggered upon failure of the Company to pay when due any amount of principal. The acquisition of Helix did not close by May 14, 2021, and therefore, EEG forgave $200,000 of the Operating Expense Payments. The remaining amount of $200,000 was credited to EEG as a reduction to the purchase price upon Closing.

In May 2021, a non-refundable operating expense payment was made by EEG to Helix in the amount of $100,000. This payment was not repayable to EEG and was used to fund operating expenses of Helix through the closing of the acquisition of Helix by EEG.

As of March 31, 2021 and December 31, 2020 the working capital advance and operating expense payments had a balance of $800,000 and $400,000, respectively, as reported on the unaudited condensed consolidated balance sheets.

20

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

10.	LEASING ACTIVITIES

The Company determines if a contract contains a lease at inception. U.S. GAAP requires that the Company’s leases be evaluated and classified as operating or finance leases for financial reporting purposes. The classification evaluation begins at the commencement date and the lease terms used in the evaluation includes the non-cancellable period for which the Company has the right to use the underlying asset, together with renewal option periods when the exercise of the renewal option is reasonable certain and failure to exercise such operations which result in an economic penalty. The operating and financing leases are guaranteed by Helix eSports.

The Company has operating leases for gaming center facilities. Leases with an initial term of 12 months or less are not recognized in the unaudited condensed consolidated balance sheets, the leases are recognized on the unaudited condensed consolidated statements of operations in the general and administrative expenses totaling $11,985 and $25,339, for the three months ended March 31, 2021 and 2020, respectively. The variable rate lease that was not recognized on the unaudited condensed consolidated balance sheets is still subject to the qualitative and quantitative disclosures from ASC 842-20-50-3 and 842-20-50-4. Variable lease payment amounts that cannot be determined at the commencement of the lease such as increases in lease payments based on changes in index rates or usage, are not included in the ROU assets or liabilities. These are expensed as incurred and recorded as variable lease expense.

ROU assets represent the Company’s right to use an underlying asset during the lease term and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at commencement date based on the net present value of fixed lease payments over the lease term. The Company’s lease term includes options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. As the Company’s operating leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the comment date in determining the present value of future lease payments.

The Company has financing leases with an affiliate (see Note 12) for gaming equipment, located in Foxboro, Massachusetts. The leases have remaining lease terms of 4 years, some of which include options to extend the leases for up to 3 years to 5 years.

21

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

10.	LEASING ACTIVITIES (continued)

The following summarizes the line items in the unaudited condensed consolidated balance sheets which include amounts for operating and finance leases as of:

	March 31,	December 31,
	2021	2020
Operating Leases
Right of use asset	$729,909	$776,232
Total right of use asset	729,909	776,232
Operating lease liability, current portion	229,256	225,939
Operating lease liability, noncurrent	685,856	740,578
Total operating lease liabilities	$915,112	$966,517

Finance Leases
Finance lease right of use assets	$122,361	$122,361
Amortization of right of use assets	(28,551)	(22,433)
Finance lease right of use assets, net	93,810	99,928
Finance lease liability, current portion	41,867	41,032
Finance lease liability, noncurrent	82,149	92,936
Total finance lease liabilities	$124,016	$133,968

The following summarizes the weighted average remaining lease term and discount rate as of:

	March 31,	December 31,
	2021	2020
Weighted Average Remaining Lease Term
Operating leases	3.75 years	4 years
Finance leases	3.75 years	4 years
Weighted Average Discount Rate
Operating leases	3.31%	3.31%
Finance leases	11.34%	11.34%

22

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

10.	LEASING ACTIVITIES (continued)

The maturities of lease liabilities as of March 31, 2021 were as follows:

Year Ending December 31,:	Operating	Finance
Remainder of 2021	$194,058	$38,028
2022	241,786	50,702
2023	249,040	50,702
2024	256,511	-
2025	36,000	-
Total lease payments	977,395	139,432
Less: Interest	(62,283)	(15,416)
Present value of lease liabilities	$915,112	$124,016

The following summarizes the line items in the unaudited condensed consolidated statements of operations and members’ equity (deficit) which include the components of lease expense for the three months ended March 31:

	2021	2020
Operating lease expense included in general and administrative expenses	$52,441	$47,240
Finance lease cost:
Amortization of lease assets included in depreciation and amortization expense	$6,118	$4,079
Interest on leases liabilities included in interest expense	2,723	2,293
Total finance costs	$8,841	$6,372

The following summarizes cash flow information related to leases for the three months ended March 31:

	2021	2020
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$106,569	$46,876
Operating cash flows from finance leases	2,723	2,293
Financing cash flows from finance leases	(9,953)	-
Lease assets obtained in exchange for lease obligations:
Finance leases	-	122,361

On September 1, 2020 Saber entered into a two year lease agreement for space to construct a gaming center located in New Jersey, for no base rent payment but for 50% of Saber’s net profits from the gaming center, this is a variable lease payment. Per ASC 842 variable lease payments are defined as, payments by a lessee to a lessor for the right to use an underlying asset that vary because of changes in facts or circumstance occurring after the commencement date, other than passage of time. Variable lease payments other than those that depend on an index or a rate should not be included in lease payments for purposes of classification and measurement of the lease (unless those payments are in substance fixed lease payments). With no base rent and a variable lease payment that is highly unpredictable month to month it would not qualify as a fixed lease payment in substance. As such, the lease payments cannot be valued accurately to create the right-of-use asset and lease liability. The lease commenced in January 2021.

23

Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

10.	LEASING ACTIVITIES (continued)

The Lessor awarded Saber with a lease incentive of $13,400 to be used towards leasehold improvements. The current award is reported on the unaudited condensed consolidated balance sheets on the loan payable line item. As of March 31, 2021 and December 31, 2020, Saber incurred $3,040 in the construction of the new gaming facility. This amount is reported as part of the property and equipment, net on the unaudited condensed consolidated balance sheets as of March 31, 2021.

11.	EQUITY INCENTIVE PLAN

On February 11, 2019, the stockholders of Team Genji approved the Team Genji, Inc. 2019 Equity Incentive Plan (the “2019 Plan”). The executive officers, employees, consultants, and directors of Team Genji, including its affiliated companies are eligible to participate in the 2019 Plan. The 2019 Plan is administered by the Board of Directors (the “Board”). The 2019 Plan provides for the grant of equity-based compensation in the form of incentive stock options, non-qualified stock options, restricted stock, or any combination thereof.

The 2019 Plan also permits the grant of awards that qualify for “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code. The Board has the authority to determine the type of award, as well as the amount, terms and conditions of each award, under the 2019 Plan subject to the limitations and other provisions of the 2019 Plan. An aggregate of 80,000 shares of Team Genji’s common stock are authorized for issuance under the 2019 Plan, subject to adjustment as provided in the 2019 Plan for stock splits, dividends, distributions, recapitalizations and other similar transactions or events. If any shares subject to an award are forfeited, expire, lapse or otherwise terminate without issuance of such shares, such shares shall, to the extent of such forfeiture, expiration, lapse or termination, again be available for issuance under the 2019 Plan. As of March 31, 2021 and December 31, 2020 no shares have been granted or exercised, respectively.

12.	RELATED PARTY TRANSACTIONS

During 2019, Saber received computers in exchange for a loan from an affiliate, LanLease, LLC, valued at $66,846. The loan was zero interest, unsecure and payable on demand. In January 2021, LanLease, LLC agreed to convert the loan to member equity. As of March 31, 2021 and December 31, 2020, the total outstanding balance is $- and $66,846, respectively.

During 2020, and 2019, Helix eSports and Saber received computers and operating funds in exchange for a loan from an affiliate, Winding River LLC, valued at $102,000 and $53,538, respectively. As of March 31, 2021 and December 31, 2020, the total outstanding balance is $117,438 and $155,538, respectively. These funds were used to support the operations of Helix eSports and Saber. The loan is a zero interest, unsecured, and is payable on demand.

During 2020, an affiliate, SCV LLC, provided loan proceeds to Helix eSports, SPJ Foxboro, and Helix Foxboro. As of March 31, 2021 and December 31, 2020, the total outstanding balance is $46,000, $13,000, and $70,686, respectively. These funds were used to support the operations of Helix eSports, SPJ Foxboro, and Helix Foxboro. The loan is a zero interest, unsecured, and is payable on demand.

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Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

12.	RELATED PARTY TRANSACTIONS (continued)

During the three months ended March 31, 2021 and 2020, Helix eSports and Helix Foxboro received operating funds in exchange for a loan from an affiliate, LanLease LLC, valued at $65,900 and $2,556, respectively. As of March 31, 2021 and December 31, 2020, the total outstanding balance is $65,900 and $2,556, respectively. The loan is a zero interest, unsecured, and is payable on demand.

During the three months ended March 31, 2021, LanLease LLC, an affiliate, collected credit card sales on behalf of SPJ Foxboro. As of March 31, 2021, SPJ Foxboro has a receivable from LanLease LLC valued at $7,602. The receivable is zero interest bearing and payable on demand.

During March 2020, Helix eSports received loan proceeds from an affiliate, Blue Guitar LLC, of $15,000, respectively. As of March 31, 2021 and December 31, 2020, the total outstanding balance is $15,000 and $15,000, respectively. The loan is a zero interest, unsecured, and is payable on demand.

During 2020, LanLease LLC and Helix Foxboro entered into a lease agreement for gaming equipment (see Note 10). The leased equipment was capitalized as a finance lease, the asset and liability are valued at $93,810 and $124,016, respectively on the unaudited condensed consolidated balance sheets as of March 31, 2021. The asset and liability are valued at $99,928 and $133,968, respectively, on the consolidated balance sheets as of December 31, 2020.

On April 10, 2020, the Company purchased the two-pro e-sports teams in Rocket League and Rainbow Six: Siege (the “Teams”) for $14,713. The purchase included the two team’s player contracts, commercial sponsorships, publisher relationships, all merchandise and products applicable to the teams, all league standings and participation slots for the team, all revenues related to the teams arising after April 1, 2020. As mentioned in Note 4 discontinued operations, on November 10, 2020 the Company entered into an asset transfer agreement for their pro e-sports teams with an affiliate, Oxygen, for $100. The Company continued to collect all prizes and paid the expenses for the pro e-sports team after November 10, 2020 through March 31, 2021. As of March 31, 2021 and December 31, 2020, the Company had a payable to an affiliate and an advance to an affiliate of $20,357 and $76,905, respectively, reported on the unaudited condensed consolidated balance sheets resulting from expenses paid for prior to the transfer. The payable to affiliate is zero interest and is payable on demand.

Loan from Member

During 2018 the majority member of Helix Holding loaned Helix eSport $144,292 for operating capital. During 2019, $79,500 was converted from a loan to member equity. During 2020, the member loaned the Company another $95,000 to support the operations of Helix eSports. During the three months ended March 31, 2021 the member loaned the Company another $67,000. As of March 31, 2021 and December 31, 2020, the balance due to the member is $226,792 and $175,792, respectively. The loan is a zero interest, unsecured, and is payable on demand.

During 2020, the majority member of Helix Holding loaned SPJ Foxboro and Helix Foxboro $6,000 and $10,000, respectively, to support the operations of both companies. As of March 31, 2021, the outstanding balances are $6,000 and $10,000, respectively. As of December 31, 2020, the outstanding balances are $6,000 and $10,000. The loans are a zero interest, unsecured, and is payable on demand.

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Helix Holdings, LLC

Notes to Unaudited Condensed Consolidated Financial Statements

(Unaudited)

13.	OTHER INCOME

During the three months ended March 31, 2021, the Company mined and sold cryptocurrency. These funds were used to support the operations of the of the Company. The realized gains for the sale of the mined cryptocurrency totaled $61,779 as reported on the unaudited condensed consolidated statements of operations and members’ equity (deficit).

14.	SUBSEQUENT EVENTS

Management has evaluated, for potential recognition and disclosure, events subsequent to the balance sheet date through August 12, 2021, the date the unaudited condensed consolidated financial statements were available to be issued.

On April 12, 2021, Helix Foxboro entered into a standby letter of credit with First Republic Bank in the amount of $58,686, set to expire on December 31, 2025. The standby letter of credit is required with their lease at their Foxboro, Massachusetts gaming center.

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